EXHIBIT 3.17(a)

CERTIFICATE OF INCORPORATION

OF

WEST PROPERTIES INC.

* * * * *

1. The name of the corporation is West Properties Inc.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington 19081 County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is Three Thousand (3,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to Three Thousand Dollars ($3,000).

5. The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS
Mia P. Gallagher	Corporation Trust Center
1209 Orange Street
Wilmington, DE 19801

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation will be kept (subject to any provision contained in the statutes) within the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 2nd day of October, 1990.

/s/ Mia P. Gallagher
Mia P. Gallagher

CERTIFICATE OP AMENDMENT

OF

CERTIFICATE OF INCORPORATION

West Properties Inc., a corporation organized existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted resolutions effective December 1, 1991 proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of West Properties, Inc., be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

“1. The name of the corporation is ARCO Chemical Technology Management, Inc.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said West Properties Inc. has caused this certificate to be signed by John Wagner its Vice President, and attested by Lois McCaughan its Secretary, this 13th day of December, 1991.

West Properties Inc.

By:	/s/ John Wagner
John Wagner
Vice President

ATTEST:

By:	/s/ Lois McCaughan
Lois McCaughan
Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

ARCO CHEMICAL TECHNOLOGY MANAGEMENT, INC.

ARCO CHEMICAL TECHNOLOGY MANAGEMENT, INC., a corporation organized and existing under and by virtue of the Delaware General Corporation Law, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of ARCO CHEMICAL TECHNOLOGY MANAGEMENT, INC., be amended by changing the First Article thereof, so that, as amended, said Article shall be and read as follows:

“1. The name of the corporation is LYONDELL CHEMICAL TECHNOLOGY MANAGEMENT, INC.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the Delaware General Corporation Law.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, said ARCO CHEMICAL TECHNOLOGY MANAGEMENT, INC. has caused this certificate to be signed by Francis P. McGrail, its President, and attested by Tsahai Kebede, its Secretary, this 31st May, 2005.

ARCO CHEMICAL TECHNOLOGY MANAGEMENT, INC.

Attest:	/s/ Tsahai Kebede	By:	/s/ Francis P. McGrail
	Tsahai Kebede, Secretary		Francis P. McGrail, President